Exhibit 15.3

Incorporating the firms of Alexander & Spencer and Rosenbergs

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-659-04) and Forms F-3/A (file No. 333-114504 and file No. 333-130632) of ViryaNet Ltd. pertaining of our report dated July 15, 2010, with respect to the 2009 financial statements of ViryaNet (Pty) Ltd (a wholly-owned subsidiary of ViryaNet Ltd.), to be included in the Annual Report (Form 20-F) of ViryaNet Ltd. for the year ended December 31, 2009.

Nexia ASR
ABN 16 847 721 257

/s/ George S. Dakis
Partner
Audit & Assurance Services
Melbourne, Australia
July 15, 2010

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